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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          September 27, 2000                                    0-6770
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 Date of Report (Date of earliest event reported)        Commission File Number




                           WIN-GATE EQUITY GROUP, INC.
             (Exact name of registrant as specified in its charter)



          Florida                                         65-06698942
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(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                       Identification Number)






                        100 N. Biscayne Blvd., Suite 2500
                              Miami, Florida 33132
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               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 371-3300
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              (Registrant's telephone number, including area code)



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Item 5.  Other Events.

Amendment to Loan Agreement with GNB Bank N.A.

In connection with a Loan Agreement (the "Loan Agreement") dated February 29, 2000 by and among Win-Gate, Globaltron (as "Guarantor") and GNB Bank Panama S.A., a Panamanian bank ("GNB Bank"), GNB Bank made a loan to Win-Gate in the principal amount of $5.0 million USD plus interest at the base rate announced by Citibank N.A plus 1% (the "Loan") and evidenced by a unsecured convertible promissory note (the "Note") due May 29, 2001 (the "Maturity Date").

Interest on the Note and Loan is payable upon the earlier of (y) conversion of the Note and Loan or (z) the Maturity Date.

On September 27, 2000, the terms of the Note and Loan were modified to provide the following:

         (i) GNB Bank agreed to waive any current (but not any future defaults of the same nature or otherwise) defaults and permit Win-Gate to enter into a loan agreement and note between Win- Gate, Colpafinsa, S.A. ("CSA") and Gary D. Morgan and Globaltron (and together with Morgan, the "Guarantors") dated September 27, 2000 in the principal amount of $5.0 million plus interest at the base rate announced by Citibank N.A. plus 1%; provided that any and all obligations of Morgan, Win-Gate, and/or Globaltron to GNB Bank are senior to those of Morgan, Win-Gate and/or GCC to CSA;

         (ii) Morgan pledged his outstanding Issuer shares to the GNB Bank as senior pledgee, subject to a subordinated pledge to CSA;

         (iii) Of the first $2.0 million received by Win-Gate, as assignee of Morgan from the proceeds of the CSA loan, Win-Gate shall repay $1.0 million of its principal obligations pursuant to the Loan and Note;

         (iv) The maturity date was extended to October 31, 2001, however if Win-Gate's shareholder equity decreases by more than a negative $5.0 million on January 31, 2001, the maturity date will be July 31, 2001;

         (v) The remaining principal portion of the Loan and the Note (which, for purposes of the modification, is now $4.0 million) is convertible if

                  (A) prior to the Maturity Date, Win-Gate consummates a private placement of its common stock, par value $.001 (the "Common Stock") or any other class of its equity securities with a preference (as to liquidation, dividend or otherwise) to the Common Stock (collectively, the "Qualifying Shares") of not less than $15.0 million to persons unrelated to GNB Bank (the "Qualifying Private Placement") for cash consideration paid of

                           (I) $10 or more per share, then the principal portion
of the Note shall automatically convert into Qualifying Shares representing 2.68% of the total issued and outstanding


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stock of Win-Gate immediately after the consummation of the Qualifying Private
Placement, on a fully diluted basis, and which Qualifying Shares are subject to certain additional rights, or

                           (II) less than $10 per share, the Note shall
automatically convert into the number of Qualifying Shares equal to the principal amount of the Note, divided by the offering price of the Qualifying Shares pursuant to the terms of the Qualifying Private Placement; provided that the Qualifying Shares to be received by GNB Bank shall represent not less than 2.68%, on a fully diluted basis, of the total issued and outstanding stock of Win-Gate immediately after the consummation of the Qualifying Private Placement, and which Qualifying Shares are subject to certain additional rights; and

                  (B) at any time prior to the Maturity Date, at GNB Bank's request, GNB Bank may convert the Note into Common Stock or, at its selection, any other then outstanding stock of Win-Gate more senior to the Common Stock, upon 10 days' prior written notice, at which time the Note will convert into that number of shares of Win-Gate equal to 2.68%, on a fully diluted basis, of the total issued and outstanding stock of Win-Gate as of the conversion date.

Item 7.  Financial Statements, ProForma Financial Statements and Exhibits

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

10.23 Amendment dated September 27, 2000 to the Loan Agreement dated February 29, 2000 among Win-Gate Equity Group, Inc., Globaltron Communications Corporation and GNB Bank S.A.

10.24 Letter Agreement dated September 27, 2000 from Gary D . Morgan to GNB Bank Panama S.A.

10.25 Letter Agreement dated September 27, 2000 from Win-Gate Equity Group, Inc. to GNB Bank Panama S.A. re Transfer and Voting Matters



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2000             WIN-GATE EQUITY GROUP INC.


                                 By: /s/  Kevin P. Fitzgerald
                                    --------------------------------------------
                                    Kevin P. Fitzgerald, Chief Executive Officer



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